                                                                     EXHIBIT 21
                                                                     ----------



                            SCHEDULE OF SUBSIDIARIES
                            ------------------------

                                                        State of                  Percent of Voting
         Name                                         Incorporation               Securities Owned
         ----                                         -------------               -----------------
Jacobson Stores Realty                                   Michigan                          100%
  Company

Jacobson Credit Corp.                                    Michigan                          100%

275 North Woodward Corp. (1)                             Michigan                           80%


(1) 80% of the voting securities of 275 North Woodward Corp. are owned by Jacobson Stores Realty Company. The remaining 20% are owned by parties who are not affiliates of Jacobson's. 275 North Woodward Corp. is not a significant subsidiary.


Each subsidiary does business under its own corporate name.